UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2015

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-9936	EDISON INTERNATIONAL	California	95-4137452
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue (P.O. Box 976) Rosemead, California 91770 (Address of principal executive offices)	2244 Walnut Grove Avenue (P.O. Box 800) Rosemead, California 91770 (Address of principal executive offices)
(626) 302-2222 (Registrant's telephone number, including area code)	(626) 302-1212 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report and its exhibits include forward-looking statements. Edison International and Southern California Edison Company based these forward-looking statements on their current expectations and projections about future events in light of their knowledge of facts as of the date of this current report and their assumptions about future circumstances. These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International and Southern California Edison Company. Edison International and Southern California Edison Company have no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with Edison International's and Southern California Edison Company's combined Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q.

Item 7.01	Regulation FD Disclosure

To support California’s greenhouse gas reduction targets, modernize the electric distribution system to accommodate two-way flows of energy, and facilitate customer choice of new technologies and services that reduce emissions and improve resilience, the California Public Utilities Commission ("CPUC") initiated a rulemaking to establish policies, procedures and rules to guide investor owned utilities in developing a Distribution Resources Plan ("DRP") proposal. On July 1, 2015, Southern California Edison Company ("SCE") filed its DRP with the CPUC.

The goal of the DRP is to facilitate the integration of Distributed Energy Resources ("DERs") at optimal locations within the distribution grid. DERs are defined as distributed renewable generation (such as rooftop and ground-mount solar), electric vehicle charging, energy storage, energy efficiency and demand response. The DRP includes three CPUC-mandated DER growth scenarios and analyses that estimate the amount of grid capacity that can accommodate DERs.

As part of its DRP filing, SCE provided an indicative forecast of capital investment. This forecast includes investments in distribution automation, substation automation, communications systems, technology platforms and applications and grid reinforcement. Subject to future CPUC guidance, SCE anticipates integrating authorization for revenues to support DRP operation and maintenance and capital spending into future general rate cases, beginning with its 2018-2020 general rate case, which will be filed on September 1, 2016. SCE also anticipates making initial investments to modernize the grid during 2015-2017. Such plans may be updated or revised based on developments and guidance received from the CPUC as a part of the DRP rule making.

SCE's DRP filing forecasts a range of capital expenditures through 2020 based on technology availability, pace of DER adoption and other factors as follows:

SCE DRP Capital Expenditure Estimates Outlined in July 1st DRP Filing
Category	Total GRC Period 2015-2017			Total GRC Period 2018-2020 (Future GRC)
	2015	2016	2017
Distribution Automation	$500,000-$1 million	$3-5 million	$35-60 million	$185-320 million
Substation Automation	$1.3-1.6 million	$5-10 million	$25-45 million	$185-320 million
Communications Systems	$100,000-200,000	$2-5 million	$5-10 million	$270-470 million
Technology Platforms and Applications	$10-13 million	$65-100 million	$55-85 million	$215-375 million
Grid Reinforcement			$140-215 million	$550-1,100 million
Total	$11.9-15.8 million	$75-120 million	$260-415 million	$1,405-2,585 million

Significant capital investment will be required to modernize and reinforce SCE’s distribution grid consistent with the DRP recommendations, in addition to continued distribution system reliability investment, anticipated electric vehicle and storage investments, continued transmission and generation maintenance capital investment and potential improvements in capital spending productivity. SCE expects overall capital spending to continue at least in the range of current capital spending forecasts, although the CPUC's approval in future general rate cases of all or part of the capital investment plan supporting SCE's DRP filing could result in higher spending. All of these capital investments will be subject to CPUC review and approval. The timing and amount of capital investments may vary depending upon implementation decisions, including scope and pace of adoption and GRC ratemaking decisions and other CPUC actions.

An informational presentation and a Questions and Answers document on SCE's DRP are attached hereto as Exhibits 99.1 and 99.2, respectively.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
See the Exhibit Index below.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDISON INTERNATIONAL
(Registrant)

/s/ Mark C. Clarke
Mark C. Clarke
Vice President and Controller

Date: July 1, 2015

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Connie J. Erickson
Connie J. Erickson
Vice President and Controller

Date: July 1, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Southern California Edison Company Distribution Resource Plan Presentation dated July 1, 2015

99.2	Southern California Edison Company Distribution Resource Plan Questions and Answers July 1, 2015